Exhibit 4.7

               SIXTH AMENDMENT AGREEMENT


          This SIXTH AMENDMENT AGREEMENT, dated as of February 18, 2000 (the "Agreement"), is among Specialty Retailers, Inc. (the "Borrower"), Stage Stores, Inc. (the "Parent"), the banks named therein (the "Banks") and Credit Suisse First Boston, as Administrative Agent, Collateral Agent, Swingline Bank and L/C Bank (the "Administrative Agent").

                 PRELIMINARY STATEMENT

          WHEREAS, the Borrower, the Parent, the Banks and the Administrative Agent are parties to the Credit Agreement, dated as of June 17, 1997, as amended through the date hereof (the
"Credit Agreement");

          WHEREAS, the Borrower has requested the amendment of certain provisions set forth in the Credit Agreement;

          WHEREAS, the Banks have agreed to amend the specific provisions set forth herein under the terms and conditions set forth herein;

          NOW, THEREFORE, the parties hereto hereby agree as follows:

          SECTION 1.     Defined Terms.  Capitalized terms used
and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

          SECTION 2.     Amendments.   The Banks hereby agree to
amend the Credit Agreement as follows:

     (a) The definition of "Consolidated EBITDA" in Section 1.1 of the Credit Agreement is hereby amended by adding the following before the "." at the end thereof:

          ", plus (ix) any special charges relating to the closing of any stores other than the stores listed on Schedule 1 to the Sixth Amendment Agreement, dated as of February 18, 2000.
      (b) The definition of "Material Adverse Effect" in Section
1.1 of the Credit Agreement is hereby restated in its entirety as follows:

          ""Material Adverse Effect" shall mean, measured from the date of closing of the Senior Revolving Credit Facility, a material adverse effect upon (i) the business, operations, proper ties, assets or condition (financial or otherwise) of the Parent and its Subsidiaries taken as a whole or (ii) the ability of any Loan Party to perform, or of the Administrative Agent, any L/C
          Bank, the Swingline Bank, the Collateral Agent or any of the Banks to enforce, any of the Obligations."

     (c) Section 1.1 of the Credit Agreement is hereby amended by adding the following definition:

          ""Senior Revolving Credit Facility" shall mean the
Senior Financing as defined in that Commitment Letter dated as of February 18, 2000, substantially in the form attached hereto as Exhibit A."

     (d) The Credit Agreement is hereby amended by adding the following new Section 6.2(k):

          "(k) Indebtedness under the Senior Revolving Credit
Facility."

     (e) Section 6.3(g) of the Credit Agreement is hereby amended by adding the following before the word "securing" in the second line thereof:

          "or pursuant to any other document"

     (f) The Credit Agreement is hereby amended by adding the following new Section 6.3(k):

          "(k) Liens created by the Borrower or any Subsidiary against inventory for the benefit of Senior Revolving Credit
Facility."

     (g) The Credit Agreement is hereby amended by adding the following new Section 2.10(d):

          "(d) Simultaneously with any required prepayment of the Revolving Loans in accordance with the provisions of Section 2.12(i) , each Bank's Total Expansion Loan Commitment shall be permanently reduced by such Bank's Pro Rata Share of the amount of such prepayment."

     (h) The Credit Agreement is hereby amended by adding the following new Section 2.12(i):

          "(i) Store Closings. On the tenth Business Day after the end of the fiscal month after the termination of business at a store (other than the stores listed on Schedule 1 to the Sixth Amendment Agreement, dated as of February __, 2000), the Borrower shall prepay the outstanding Expansion Loans in an amount equal to 100% of the amount of the proceeds from liquidating the existing inventory, furniture and fixtures at such store to be closed at the commencement of a going out of business or similar sale, less all cash costs associated with closing such store, including but not limited to future lease or occupancy cost payments, severance payments, costs of conducting such going out of business or similar sale and taxes."

     (i) The Credit Agreement is hereby amended by adding the following new Section 4.28:

          "Section 4.28 Cash Balances. The aggregate amount of readily available cash or cash equivalent in the corporate concentration account of the Borrower and its Subsidiaries does not exceed at any time $20 million after giving effect to any proposed borrowing."

     (j) The Credit Agreement is hereby amended by adding the following new Section 5.12:

          "Section 5.12 Cash Sweep. The Borrower hereby covenants on each Business Day to sweep cash held at stores and local deposit or concentration accounts to the corporate concentration account in accordance with customary and typical past historical practices of the Borrower."

          SECTION 3. Representations and Warranties; No Defaults. Each Loan Party hereby represents and warrants that after giving effect to the amendments set forth in Section 2 of this Agreement, (a) the representations and warranties contained in the Credit Agreement and Loan Documents are correct on the effective date of this Agreement, and (b) no Default or Event of Default has occurred or is continuing on the date hereof and on the effective date of this Agreement.

          SECTION 4. Counterparts. This Agreement (a) may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument, (b) shall be effective only in this specific instance for the specific purpose set forth herein, and (c) does not allow any other or further departure from the terms of the Credit Agreement or the Loan Documents, which terms shall continue in full force and effect.

          SECTION 5. Conditions to Effectiveness. This Agree ment shall become effective as of the date hereof when (a) copies hereof, when taken together, bearing the signatures of each of the Loan Parties and the Required Banks have been received by the Administrative Agent, (b) the Borrower has granted the Banks a first priority lien on the corporate concentration account to secure the Obligations under the Existing Facility, (c) the Borrower has granted the Banks a second priority lien on all Eligible Inventory (to be defined) of the Borrower and its Subsidiaries to secure an amount equal to the difference between $50 million of borrowing under the Existing Facility minus the amount of indebtedness under the Senior Revolving Credit Facility outstanding on the date of the occurrence of an Event of Default (as defined in the Senior Revolving Credit Facility), (d) the Borrower has granted the Banks a first priority lien to secure the Obligations under the Existing Facility on all tangible personal property, including furniture, fixtures and equipment and (e) the Senior Revolving Credit Facility is duly executed and becomes effective. The Borrower and Subsidiaries agree to effect such additional documents or agreements as the Administrative Agent may reasonably request in connection with the foregoing.

          SECTION 6. Acknowledgments, Releases and Defenses. Each Loan Party hereby (i) acknowledges and confirms that the Administrative Agent and the Banks have performed fully all of their respective obligations under the Credit Agreement and the other Loan Documents and the instruments and agreements referred to therein; (ii) releases the Administrative Agent, the Banks, and the Administrative Agent's and Banks' respective officers, directors, employees, agents, attorneys, affiliates, subsidiaries and representatives from any an all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act on or prior to the date hereof;
(iii) acknowledges that it has no offsets or defenses to its obligations under the Credit Agreement and the other Loan Documents; and (iv) ratifies, acknowledges and affirms its obligations under the Credit Agreement and the other Loan Documents, including, without limitation, the amounts borrowed
thereunder.   Except as otherwise specified herein, there is no
amendment of any other term, condition or provision of the Credit Agreement all of which are hereby ratified and confirmed by the Borrower and the Parent.

          SECTION 7. Applicable Law.  THIS AGREEMENT SHALL BE
GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE
STATE OF NEW YORK.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers, all as of the date and year first written above.

                         SPECIALTY RETAILERS, INC.


                         By: /s/ Charles M. Sledge___________________
                               Name: Charles M. Sledge
                               Title: SVP Finance & Treasurer


                         STAGE STORES, INC.


                         By: /s/ James A. Marcum __________________
                               Name: James A. Marcum
                               Title: Vice Chairman/CFO


                         CREDIT SUISSE FIRST BOSTON,
                            as Administrative Agent, Collateral Agent,
                            Swingline Bank and L/C Bank


                         By: /s/ Jan Kofol________________________
                               Name: Jan Kofol
                               Title: Director

                         By: /s/ Didier Siffer_____________________
                               Name: Didier Siffer
                               Title: Vice President


                         BANK UNITED


                         By: /s/ Gordon Kovacs__________________
                               Name: Gordon Kovacs
                               Title: Vice President



                         BANQUE WORMS CAPITAL CORPORATION


                         By: __________________________
                               Name:
                               Title:


                         BANQUE PARIBAS HOUSTON AGENCY


                         By: /s/ Albert A. Young Jr._____________
                               Name: Albert A. Young Jr.
                               Title: Director

                         By: /s/ Edward V. Canale______________
                               Name: Edward V. Canale
                               Title: Managing Director


                         BANK AUSTRIA CREDITANSTALT
                         CORPORATE FINANCE, INC.
                         F.K.A. Creditanstalt Corporate Finance, Inc.

                         By: __________________________
                               Name:
                               Title:

                         By: __________________________
                               Name:
                               Title:


                         HIBERNIA NATIONAL BANK


                         By: __________________________
                               Name:
                               Title:



                         IMPERIAL BANK, A CALIFORNIA BANKING CORPORATION


                         By: __________________________
                               Name:
                               Title:


                         ROYAL BANK OF SCOTLAND


                         By: /s/ Derek Bonnar_______________
                               Name: Derek Bonnar
                               Title: Vice President


                         THE FUJI BANK, LIMITED


                         By: __________________________
                               Name:
                               Title:


                         UNION BANK OF CALIFORNIA, N.A.


                         By: /s/ Richard P. DeGrey____________
                               Name: Richard P. DeGrey
                               Title: Vice President


                         FIRST COMMERCIAL BANK


                         By: __________________________
                               Name:
                               Title:


                         Bankers Life & Casualty


                         By: /s/ Eric Johnson_____________
                               Name: Eric Johnson
                               Title: Vice President


                         STEIN, ROE & FARNHAM / KEYPORT LIFE


                         By: /s/ Jim Fellows______________
                               Name: Jim Fellows
                               Title:


_______________________________
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